Exhibit m (vi) under Form N-1A
                                               Exhibit 1 under Item 601/Reg. S-K



                                    EXHIBIT F
                                     to the
                                Distribution Plan

                             FEDERATED EQUITY FUNDS:

                        Federated Absolute Advantage Fund
                                 Class A Shares

              This Amendment to the Distribution Plan is adopted as of the 20th day of May, 2005, by Federated Equity Funds with respect to the Class A Shares of the portfolios of the Trust set forth above.

              As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.25 of 1% of the average aggregate net asset value of the Class A Shares of the portfolios of Federated Equity Funds held during the month.

              Witness the due execution hereof this 1st day of September, 2005.



                                                FEDERATED EQUITY FUNDS


                                                 By:  /s/ J. Christopher Donahue
                                                 Name:  J. Christopher Donahue
                                                 Title:  President

                                    EXHIBIT G
                                     to the
                                Distribution Plan

                             FEDERATED EQUITY FUNDS:

                        Federated Absolute Advantage Fund
                                 Class C Shares

              This Amendment to the Distribution Plan is adopted as of the 20th day of May, 2005, by Federated Equity Funds with respect to the Class C Shares of the portfolios of the Trust set forth above.

              As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.75 of 1% of the average aggregate net asset value of the Class C Shares of the portfolios of Federated Equity Funds held during the month.

              Witness the due execution hereof this 1st day of September, 2005.



                                                 FEDERATED EQUITY FUNDS


                                                 By:  /s/ J. Christopher Donahue
                                                 Name:  J. Christopher Donahue
                                                 Title:  President

                                    EXHIBIT H
                                     to the
                                Distribution Plan

                             FEDERATED EQUITY FUNDS:

                        Federated Kaufmann Small Cap Fund
                                 Class K Shares

              This Amendment to the Distribution Plan is adopted as of the 20th day of May, 2005, by Federated Equity Funds with respect to the Class C Shares of the portfolios of the Trust set forth above.

              As compensation for the services provided pursuant to this Plan, FSC will be paid a monthly fee computed at the annual rate of 0.50 of 1% of the average aggregate net asset value of the Class K Shares of the portfolios of Federated Equity Funds held during the month.

              Witness the due execution hereof this 1st day of September, 2005.



                                                 FEDERATED EQUITY FUNDS


                                                 By:  /s/ J. Christopher Donahue
                                                 Name:  J. Christopher Donahue
                                                 Title:  President